Exhibit 99.1
PepsiCo Reports Fourth Quarter and Full-Year 2025 Results; Affirms 2026 Financial Outlook; Announces Annual Dividend Increase
Reported (GAAP) Fourth Quarter and Full-Year 2025 Results

	Fourth Quarter	Full-Year
Net revenue performance	5.6%	2.3%
Foreign exchange impact on net revenue	2%	—%
Earnings per share (EPS)	$1.85	$6.00
EPS change	68%	(14)%
Foreign exchange impact on EPS	5%	—%
Organic/Core (non-GAAP)1 Fourth Quarter and Full-Year 2025 Results

	Fourth Quarter	Full-Year
Organic revenue performance	2.1%	1.7%
Core EPS	$2.26	$8.14
Core constant currency EPS change	11%	—%
PURCHASE, N.Y. - February 3, 2026 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the fourth quarter and full-year 2025.
“PepsiCo’s fourth quarter results reflected a sequential acceleration in reported and organic revenue growth, with improvements in both the North America and International businesses. Accelerated net revenue growth and strong productivity savings led to strong operating margin expansion and double-digit EPS growth in the fourth quarter,” said Chairman and CEO Ramon Laguarta.

Laguarta continued, “For fiscal 2026, we aim to accelerate growth by restaging large, global brands, introducing an expansive set of product innovation in emerging and functional spaces, and offering sharper value to address consumer affordability dynamics. We also aim to deliver a record year of productivity savings which will help fund investments to accelerate growth. As a result, we expect North America’s business performance to improve and the International business to remain resilient this year. We are affirming the fiscal 2026 financial guidance provided in December and are pleased to announce a 4 percent increase in our annualized dividend per share beginning with the June 2026 payment, representing our 54th consecutive annual increase.”

1 Please refer to the Glossary for the definitions of non-GAAP financial measures including “Organic revenue performance,” “Core” and “Constant currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2026 financial outlook. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Annual Report on Form 10-K for the year ended December 27, 2025 (2025 Form 10-K) filed with the Securities and Exchange Commission (SEC) for additional information regarding PepsiCo’s financial results.

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Summary Fourth-Quarter 2025 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
PepsiCo Foods North America (PFNA)	1.5	—	(2)	(1)	(1)
PepsiCo Beverages North America (PBNA)	4	—	(2)	2		(4)
International Beverages Franchise (IB Franchise)	3.5	(2)	—	2		3
Europe, Middle East and Africa (EMEA)	12	(7)	—	5	(5)	1
Latin America Foods (LatAm Foods)	11	(6)	—	5	(1)
Asia Pacific Foods	5	—	(1)	4	4
Total	6	(2)	(1)	2	(2)	1

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
PFNA	(6)	4	—	(2)
PBNA	n/m	n/m	—	33
IB Franchise	116	(104)	(2)	9
EMEA	72	(35)	(14)	23
LatAm Foods	15	(0.5)	(8)	6
Asia Pacific Foods	n/m	n/m	n/m	n/m
Corporate unallocated expenses	3	(5)	—	(2)
Total	58	(40)	(4)	13

EPS	68	(52)	(5)	11
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume change on net revenue performance disclosed in the Organic Revenue Performance table on page A-8, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
n/m - Not meaningful due to an operating loss in the prior year.
Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue performance,” “Core” and “Constant currency.”

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Discussion of Fourth-Quarter 2025 Reported Segment Results:
In addition to the reported net revenue performance as set out in the tables on pages 2 and A-8, reported operating results were driven by the following:
PFNA
Operating profit decreased 6%, primarily reflecting certain operating cost increases, a 6-percentage-point impact of a prior-year gain on remeasurement of our previously held 50% equity ownership in Sabra Dipping Company, LLC, higher restructuring charges and a 4-percentage-point impact of a prior-year insurance recovery related to the voluntary recall of certain bars and cereals in our PFNA segment (Quaker Recall). These impacts were partially offset by productivity savings.
PBNA
Operating profit improvement primarily reflects a favorable impact of prior-year impairment and other charges associated with our Tropicana Brands Group (TBG) investment and receivables related to the sale of Tropicana, Naked and other select juice brands (Juice Transaction), effective net pricing, productivity savings, an 11-percentage-point impact of gains on asset sales and a favorable impact of the settlement of pension-related liabilities from previous acquisitions. These impacts were partially offset by certain operating cost increases, a decline in organic volume, acquisition and divestiture-related charges related to our VNGR Beverage, LLC (poppi) acquisition and a 7-percentage-point impact of higher commodity costs, driven by an 11-percentage-point impact of tariffs.
IB Franchise
Operating profit increased 116%, primarily reflecting a favorable impact of a prior-year indirect tax reserve, net revenue growth and lower advertising and marketing costs.
EMEA
Operating profit increased 72%, primarily reflecting a favorable impact of prior-year impairment and other charges associated with our TBG investment and Juice Transaction-related receivables, productivity savings, effective net pricing, a 14-percentage-point impact of favorable foreign exchange translation and lower advertising and marketing expenses. These impacts were partially offset by certain operating cost increases, a 16-percentage-point impact of higher commodity costs, primarily potatoes, cooking oil and dairy, and higher restructuring charges.
LatAm Foods
Operating profit increased 15%, primarily reflecting effective net pricing, productivity savings and an 8-percentage-point impact of favorable foreign exchange translation. These impacts were partially offset by certain operating cost increases, a decline in organic volume and a 6-percentage-point impact of higher commodity costs.
Asia Pacific Foods
Operating profit improvement primarily reflects productivity savings, lower advertising and marketing costs, net revenue growth and a favorable impact of lower commodity costs, primarily packaging materials and potatoes. These impacts were partially offset by certain operating cost increases.

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Summary Full-Year 2025 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
PFNA	—	—	(2)	(2)	(2)
PBNA	1.5	—	—	1		(3)
IB Franchise	2	—	—	3		1.5
EMEA	8	(2.5)	—	6	(5)	—
LatAm Foods	—	5	—	4.5	1
Asia Pacific Foods	2	1	(1)	1.5	4
Total	2	—	(1)	2	(2)	—

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
PFNA	(7)	0.5	—	(6)
PBNA	(53)	59	—	6
IB Franchise	21	(12)	0.5	9
EMEA	7	8	(5)	10
LatAm Foods	(2)	4	6	8
Asia Pacific Foods	(2)	21	1	20
Corporate unallocated expenses	6	1	—	7
Total	(11)	12	—	2

EPS	(14)	13	—	—
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume change on net revenue performance disclosed in the Organic Revenue Performance table on page A-8, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue performance,” “Core” and “Constant currency.”

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Discussion of Full-Year 2025 Reported Segment Results:
In addition to the reported net revenue performance as set out in the tables on pages 4 and A-8, reported operating results were driven by the following:
PFNA
Operating profit decreased 7%, primarily reflecting certain operating cost increases, including strategic initiatives, higher restructuring charges and the decrease in organic volume. These impacts were partially offset by productivity savings and a favorable impact of the prior-year charges associated with the Quaker Recall.
PBNA
Operating profit decreased 53%, primarily reflecting impairment charges related to the Rockstar brand. Operating profit also decreased due to certain operating cost increases, acquisition and divestiture-related charges related to our poppi acquisition, the decline in organic volume and a 5-percentage-point impact of higher commodity costs, driven by a 6-percentage-point impact of tariffs. These impacts were partially offset by a favorable impact of prior-year impairment and other charges associated with our TBG investment and Juice Transaction-related receivables, the effective net pricing, productivity savings, and lower advertising and marketing expenses.
IB Franchise
Operating profit increased 21%, primarily reflecting a favorable impact of a prior-year indirect tax reserve, the net revenue growth and lower advertising and marketing costs, partially offset by an impairment charge related to the Rockstar brand.
EMEA
Operating profit increased 7%, primarily reflecting the effective net pricing, productivity savings, a favorable impact of prior-year impairment and other charges associated with our TBG investment and Juice Transaction-related receivables and a 5-percentage-point impact of favorable foreign exchange translation. These impacts were partially offset by certain operating cost increases, a 22-percentage-point impact of higher commodity costs, primarily dairy, potatoes and cooking oil, an impairment charge related to the Rockstar brand and higher restructuring charges.
LatAm Foods
Operating profit decreased 2%, primarily reflecting certain operating cost increases, a 6-percentage-point impact each of higher commodity costs and unfavorable foreign exchange translation and an unfavorable impact of an indirect tax audit settlement, partially offset by productivity savings and the effective net pricing.
Asia Pacific Foods
Operating profit decreased 2%, primarily reflecting certain operating cost increases, an impairment charge related to the Be & Cheery brand and the unfavorable net pricing. These impacts were partially offset by productivity savings, the organic volume growth, lower advertising and marketing costs and a 5-percentage-point impact of lower commodity costs.

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Fiscal 2026 Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
For 2026, the Company continues to expect:
•Organic revenue to increase between 2 and 4 percent;
•Core constant currency EPS to increase between 4 and 6 percent;
•A core annual effective tax rate of approximately 22 percent;
•Capital spending to be below 5 percent of net revenue; and
•A free cash flow conversion ratio of at least 80 percent.
In addition, the Company expects:
•Total cash returns to shareholders of approximately $8.9 billion, comprised of dividends of $7.9 billion and share repurchases of $1.0 billion.
The Company also continues to expect a foreign exchange translation tailwind of approximately 1 percentage point to benefit reported net revenue and core EPS growth, based on current foreign exchange rates. In addition, acquisitions net of divestitures that occurred in 2025 are expected to contribute 1 percentage point to reported net revenue growth in 2026.
The assumptions and the guidance above imply net revenue growth within a range of 4 to 6 percent and core EPS growth of approximately 5 to 7 percent in fiscal 2026, or approximately 7 to 9 percent excluding the impact of global minimum tax regulations.
Dividend Increase and New Share Repurchase Program
The Company today announced a 4 percent increase in its annualized dividend to $5.92 per share from $5.69 per share, effective with the dividend expected to be paid in June 2026. This represents the Company’s 54th consecutive annual dividend per share increase. The Company also announced a new share repurchase program providing for the repurchase of up to $10 billion of PepsiCo common stock through February 28, 2030.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on February 3, 2026, the Company will post prepared management remarks (in pdf format) regarding its fourth quarter and full-year 2025 results, including its outlook for 2026, at https://www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on February 3, 2026, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at https://www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com

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PepsiCo, Inc. and Subsidiaries
Consolidated Statement of Income
(in millions except per share amounts)

	(Unaudited)
	Quarter Ended		Year Ended
	12/27/2025	12/28/2024	12/27/2025	12/28/2024
Net Revenue	$29,343	$27,784	$93,925	$91,854
Cost of sales	13,723	13,181	43,066	41,744
Gross profit	15,620	14,603	50,859	50,110
Selling, general and administrative expenses	12,063	12,344	37,368	37,190
Impairment of intangible assets (a)	—	9	1,993	33
Operating Profit	3,557	2,250	11,498	12,887
Other pension and retiree medical benefits expense	(224)	(177)	(133)	(22)
Net interest expense and other	(333)	(264)	(1,121)	(919)
Income before income taxes	3,000	1,809	10,244	11,946
Provision for income taxes	445	275	1,949	2,320
Net income	2,555	1,534	8,295	9,626
Less: Net income attributable to noncontrolling interests	15	11	55	48
Net Income Attributable to PepsiCo	$2,540	$1,523	$8,240	$9,578

Diluted
Net income attributable to PepsiCo per common share	$1.85	$1.11	$6.00	$6.95
Weighted-average common shares outstanding	1,371	1,377	1,373	1,378
(a)In the year ended December 27, 2025, we recognized charges primarily related to the impairment of the Rockstar brand.

PepsiCo, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
(in millions)

	Year Ended
	12/27/2025	12/28/2024
Operating Activities
Net income	$8,295	$9,626
Depreciation and amortization	3,451	3,160
Impairment and other charges	1,946	714
Product recall-related impact	—	187
Cash payments for product recall-related impact	(6)	(148)
Operating lease right-of-use asset amortization	727	655
Share-based compensation expense	288	362
Restructuring and impairment charges	983	727
Cash payments for restructuring charges	(796)	(436)
Acquisition and divestiture-related charges	453	22
Cash payments for acquisition and divestiture-related charges	(228)	(18)
Pension and retiree medical plan expenses	504	414
Pension and retiree medical plan contributions	(472)	(348)
Deferred income taxes and other tax charges and credits	71	(42)
Tax payments related to the Tax Cuts and Jobs Act	(772)	(579)
Change in assets and liabilities:
Accounts and notes receivable	(580)	(138)
Inventories	(150)	(314)
Prepaid expenses and other current assets	195	40
Accounts payable and other current liabilities	(677)	(943)
Income taxes payable	(433)	(123)
Other, net	(712)	(311)
Net Cash Provided by Operating Activities	12,087	12,507

Investing Activities
Capital spending	(4,415)	(5,318)
Sales of property, plant and equipment	528	342
Acquisitions, net of cash acquired, investments in noncontrolled affiliates and purchases of intangible and other assets	(3,391)	(256)
Divestitures, sales of investments in noncontrolled affiliates and other assets	39	166
Short-term investments, by original maturity:
More than three months - purchases	(190)	(425)
More than three months - maturities	605	—
Three months or less, net	45	5
Other investing, net	(100)	14
Net Cash Used for Investing Activities	(6,879)	(5,472)

(Continued on following page)

PepsiCo, Inc. and Subsidiaries
Consolidated Statement of Cash Flows (continued)
(in millions)

	Year Ended
	12/27/2025	12/28/2024
Financing Activities
Proceeds from issuances of long-term debt	8,189	4,042
Payments of long-term debt	(4,082)	(3,886)
Short-term borrowings, by original maturity:
More than three months - proceeds	6,391	5,786
More than three months - payments	(7,920)	(5,639)
Three months or less, net	1,170	392
Cash dividends paid	(7,638)	(7,229)
Share repurchases	(1,000)	(1,000)
Proceeds from exercises of stock options	97	166
Withholding tax payments on restricted stock units and performance stock units converted	(113)	(135)
Other financing	(73)	(53)
Net Cash Used for Financing Activities	(4,979)	(7,556)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	422	(687)
Net Increase/(Decrease) in Cash and Cash Equivalents and Restricted Cash	651	(1,208)
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	8,553	9,761
Cash and Cash Equivalents and Restricted Cash, End of Year	$9,204	$8,553

PepsiCo, Inc. and Subsidiaries
Consolidated Balance Sheet
(in millions except per share amounts)

	12/27/2025	12/28/2024
ASSETS
Current Assets
Cash and cash equivalents	$9,159	$8,505
Short-term investments	371	761
Accounts and notes receivable, net	11,506	10,333
Inventories:
Raw materials and packaging	2,581	2,440
Work-in-process	143	104
Finished goods	3,121	2,762
	5,845	5,306
Prepaid expenses and other current assets	1,068	921
Total Current Assets	27,949	25,826
Property, Plant and Equipment, net	29,905	28,008
Amortizable Intangible Assets, net	1,219	1,102
Goodwill	18,916	17,534
Other Indefinite-Lived Intangible Assets	13,847	13,699
Investments in Noncontrolled Affiliates	2,038	1,985
Deferred Income Taxes	4,541	4,362
Other Assets	8,984	6,951
Total Assets	$107,399	$99,467

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$6,861	$7,082
Accounts payable and other current liabilities	25,903	24,454
Total Current Liabilities	32,764	31,536
Long-Term Debt Obligations	42,321	37,224
Deferred Income Taxes	3,802	3,484
Other Liabilities	7,965	9,052
Total Liabilities	86,852	81,296
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,367 and 1,372 shares, respectively)	23	23
Capital in excess of par value	4,451	4,385
Retained earnings	72,788	72,266
Accumulated other comprehensive loss	(15,024)	(17,612)
Repurchased common stock, in excess of par value (500 and 495 shares, respectively)	(41,832)	(41,021)
Total PepsiCo Common Shareholders’ Equity	20,406	18,041
Noncontrolling interests	141	130
Total Equity	20,547	18,171
Total Liabilities and Equity	$107,399	$99,467

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue performance, core results, core constant currency results, free cash flow and free cash flow conversion. We use non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges associated with acquisitions and divestitures; gains associated with divestitures; asset impairment charges (non-cash); product recall-related impact; pension and retiree medical-related amounts, including all settlement and curtailment gains and losses; charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; and debt redemptions, cash tender or exchange offers. See below for a description of adjustments to our GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures:
Acquisitions and divestitures: mergers and acquisitions activity, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates. Beginning in 2025, on a prospective basis, we are also applying the constant currency calculation for our subsidiaries operating in highly inflationary economies.
Core: Core results are non-GAAP financial measures which exclude certain items from our financial results. For further information regarding these excluded items, refer to “Items Affecting Comparability” in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Form 10-K. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in segment results when the segments recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019 (2019 Productivity Plan), which was expanded and extended through the end of 2030 to take advantage of additional opportunities within the initiatives of the plan.

Acquisition and divestiture-related charges
Acquisition and divestiture-related charges include merger and integration charges, transaction expenses, such as consulting, advisory and other professional fees, as well as fair value adjustments to contingent consideration and acquired inventory included in the acquisition-date balance sheets. Merger and integration charges include distribution agreement termination fees, impairment of certain acquisition-related intangible assets, employee-related costs, closing costs and other integration costs.
Impairment and other charges/credits
We recognized impairment charges taken primarily as a result of our quantitative assessments of certain of our indefinite-lived intangible assets and related to our investment in TBG. In addition, we recorded allowance for expected credit losses related to outstanding receivables from TBG associated with the Juice Transaction.
Indirect and income tax impact
We recognized additional expenses related to an indirect and income tax audit settlement in our LatAm Foods segment and an indirect tax reserve in our IB Franchise segment.
Product recall-related impact
We recognized property, plant and equipment write-offs, employee severance costs and other costs in our PFNA segment associated with the Quaker Recall.
Pension and retiree medical-related impact
Pension and retiree medical-related impact includes settlement charges due to lump sum distributions to retired or terminated employees and the purchases of group annuity contracts whereby a third-party insurance company assumed the obligation to pay and administer future benefit payments for certain retirees. The settlement charges were triggered when the aggregate of the cumulative lump sum distributions and the annuity contract premium exceeded the total annual service and interest costs. Pension and retiree medical-related impact also includes curtailment losses due to restructuring actions as part of our 2019 Productivity Plan. We also recorded pre-tax income in our PBNA segment associated with pension-related liabilities from previous acquisitions.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Free cash flow: Net cash provided by operating activities less capital spending, plus sales of property, plant and equipment. Since net capital spending (capital spending less cash proceeds from sales of property, plant and equipment) is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Free cash flow is used by us primarily for financing activities, including debt repayments, dividends and share repurchases. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.
Free cash flow conversion: Free cash flow divided by core net income.
Organic revenue performance: A measure that adjusts for the impacts of foreign exchange translation (on a constant currency basis, as defined above), acquisitions and divestitures, and every five or six years, the impact of an additional week of results. Beginning in 2025, on a prospective basis, we are also applying the constant currency calculation for our subsidiaries operating in highly inflationary economies. We believe organic revenue performance provides useful information in evaluating the results of our business because it adjusts for items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.

2026 guidance
Our 2026 organic revenue performance guidance adjusts for the impacts of foreign exchange translation (on a constant currency basis, as defined above) and acquisitions and divestitures. Our 2026 core effective tax rate guidance, our 2026 core constant currency EPS growth guidance and our 2026 core net income (a component of free cash flow conversion ratio) exclude the mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges and other items noted above. Our 2026 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2026 organic revenue growth to our full year projected 2026 reported net revenue growth because we are unable to predict the 2026 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions and divestitures. We are also not able to reconcile our full year projected 2026 core effective tax rate to our full year projected 2026 reported effective tax rate, our full year projected 2026 core constant currency EPS growth to our full year projected 2026 reported EPS growth and our full year projected 2026 core net income (a component of free cash flow conversion ratio) to our full year projected 2026 reported net income, because we are unable to predict the 2026 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Performance
Quarter and Year Ended December 27, 2025
(dollars in millions, unaudited)

	Quarter Ended 12/27/2025
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Total
Reported Net Revenue, GAAP measure	$8,313	$8,198	$1,579	$6,079	$3,684	$1,490	$29,343
Impact of foreign exchange translation (a)	2	2	(29)	(383)	(214)	6	(616)
Impact of acquisitions and structural changes	(183)	(163)	(1)	3	—	(18)	(362)
Organic Revenue, non-GAAP measure (b)	$8,132	$8,037	$1,549	$5,699	$3,470	$1,478	$28,365

Prior Year Reported Net Revenue, GAAP measure	$8,191	$7,909	$1,524	$5,430	$3,314	$1,416	$27,784
Impact of divestitures	—	(6)	—	—	—	—	(6)
Prior Year Organic Revenue, non-GAAP measure (b)	$8,191	$7,903	$1,524	$5,430	$3,314	$1,416	$27,778

Reported Net Revenue % Change, GAAP measure	1.5	4	3.5	12	11	5	6
Impact of foreign exchange translation	—	—	(2)	(7)	(6)	—	(2)
Impact of acquisitions and divestitures	(2)	(2)	—	—	—	(1)	(1)
Organic Revenue % Change, non-GAAP measure (c)	(1)	2	2	5	5	4	2

Impact on % Change of:
Organic volume change (d)	(2)	(5)	1	(3)	(1)	5	(2)
Effective net pricing	1	7	—	8	6	—	4.5

	Year Ended 12/27/2025
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Total
Reported Net Revenue, GAAP measure	$27,528	$28,197	$4,997	$18,025	$10,549	$4,629	$93,925
Impact of foreign exchange translation (a)	37	36	19	(409)	491	32	206
Impact of acquisitions and structural changes	(570)	(116)	(7)	33	—	(44)	(704)
Organic Revenue, non-GAAP measure (b)	$26,995	$28,117	$5,009	$17,649	$11,040	$4,617	$93,427

Prior Year Reported Net Revenue, GAAP measure	$27,431	$27,769	$4,879	$16,658	$10,568	$4,549	$91,854
Impact of divestitures	—	(6)	—	—	—	—	(6)
Prior Year Organic Revenue, non-GAAP measure (b)	$27,431	$27,763	$4,879	$16,658	$10,568	$4,549	$91,848

Reported Net Revenue % Change, GAAP measure	—	1.5	2	8	—	2	2
Impact of foreign exchange translation	—	—	—	(2.5)	5	1	—
Impact of acquisitions and divestitures	(2)	—	—	—	—	(1)	(1)
Organic Revenue % Change, non-GAAP measure (c)	(2)	1	3	6	4.5	1.5	2

Impact on % Change of:
Organic volume change (d)	(2)	(3.5)	—	(3)	—	5	(2)
Effective net pricing	1	5	2	9	4	(3)	4
(a)Represents the adjustment needed to reflect translation of revenue using prior-year period foreign currency exchange rates.
(b)Represent underlying amounts, not in accordance with GAAP, used in the calculation of Organic Revenue Performance, which is a financial measure that is not in accordance with GAAP. See pages A-5 through A-7 for further discussion.
(c)A financial measure that is not in accordance with GAAP. See pages A-5 through A-7 for further discussion.
(d)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume change on net revenue performance differs from the unit volume change disclosed in the Summary Fourth-Quarter 2025 Performance table and Summary Full-Year Performance table on pages 2 and 4, respectively, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment
Quarter Ended December 27, 2025
(dollars in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$3,311	$3,861	$512	$3,524	$1,576	$945	$(6)	$13,723
Mark-to-market net impact	—	—	—	—	—	—	6	6
Restructuring and impairment charges	(119)	—	—	4	(2)	—	—	(117)
Acquisition and divestiture-related charges	(4)	(7)	—	—	—	—	—	(11)
Core Cost of Sales, non-GAAP measure (a)	$3,188	$3,854	$512	$3,528	$1,574	$945	$—	$13,601
									Gross Margin
Reported Gross Profit, GAAP measure	$5,002	$4,337	$1,067	$2,555	$2,108	$545	$6	$15,620	53.2%
Mark-to-market net impact	—	—	—	—	—	—	(6)	(6)	—
Restructuring and impairment charges	119	—	—	(4)	2	—	—	117	0.4
Acquisition and divestiture-related charges	4	7	—	—	—	—	—	11	—
Core Gross Profit, non-GAAP measure (a)	$5,125	$4,344	$1,067	$2,551	$2,110	$545	$—	$15,742	53.6%

Reported Selling, General and Administrative Expenses, GAAP measure	$3,292	$3,798	$546	$1,759	$1,399	$497	$772	$12,063
Mark-to-market net impact	—	—	—	—	—	—	(13)	(13)
Restructuring and impairment charges	(78)	(89)	(7)	(81)	(14)	(3)	(21)	(293)
Acquisition and divestiture-related charges	(1)	(130)	—	—	—	(3)	—	(134)
Impairment and other charges/credits	—	14	—	—	—	—	—	14
Pension and retiree medical-related impact	—	30	—	—	—	—	—	30
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$3,213	$3,623	$539	$1,678	$1,385	$491	$738	$11,667
									Operating Margin
Reported Operating Profit, GAAP measure	$1,710	$539	$521	$796	$709	$48	$(766)	$3,557	12.1%
Mark-to-market net impact	—	—	—	—	—	—	7	7	—
Restructuring and impairment charges	197	89	7	77	16	3	21	410	1.4
Acquisition and divestiture-related charges	5	137	—	—	—	3	—	145	0.5
Impairment and other charges/credits	—	(14)	—	—	—	—	—	(14)	—
Pension and retiree medical-related impact	—	(30)	—	—	—	—	—	(30)	(0.1)
Core Operating Profit, non-GAAP measure (a)	1,912	721	528	873	725	54	(738)	4,075	13.9%
Impact of foreign exchange translation (b)	1	—	(11)	(88)	(53)	1	—	(150)
Core Constant Currency Operating Profit, non-GAAP measure (a)	$1,913	$721	$517	$785	$672	$55	$(738)	$3,925

Reported Operating Profit % Change, GAAP measure	(6)	n/m	116	72	15	n/m	3	58
Core Operating Profit % Change, non-GAAP measure (a)	(2)	33	12	37	14	n/m	(2)	18
Core Constant Currency Operating Profit % Change, non-GAAP measure (a)	(2)	33	9	23	6	n/m	(2)	13
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-7 for further discussion.
(b)Represents the adjustment needed to reflect translation of operating profit using prior-year period foreign currency exchange rates.
n/m - Not meaningful due to an operating loss in the prior year.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment (continued)
Quarter Ended December 28, 2024
(dollars in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$3,224	$3,753	$697	$3,188	$1,418	$914	$(13)	$13,181
Mark-to-market net impact	—	—	—	—	—	—	13	13
Restructuring and impairment charges	(68)	(45)	—	(4)	—	—	—	(117)
Indirect tax impact	—	—	(218)	—	—	—	—	(218)
Product recall-related impact	(2)	—	—	—	—	—	—	(2)
Core Cost of Sales, non-GAAP measure (a)	$3,154	$3,708	$479	$3,184	$1,418	$914	$—	$12,857
									Gross Margin
Reported Gross Profit, GAAP measure	$4,967	$4,156	$827	$2,242	$1,896	$502	$13	$14,603	52.6%
Mark-to-market net impact	—	—	—	—	—	—	(13)	(13)	—
Restructuring and impairment charges	68	45	—	4	—	—	—	117	0.4
Indirect tax impact	—	—	218	—	—	—	—	218	0.8
Product recall-related impact	2	—	—	—	—	—	—	2	—
Core Gross Profit, non-GAAP measure (a)	$5,037	$4,201	$1,045	$2,246	$1,896	$502	$—	$14,927	53.7%

Reported Selling, General and Administrative Expenses, GAAP measure	$3,141	$4,265	$586	$1,780	$1,280	$532	$760	$12,344
Mark-to-market net impact	—	—	—	—	—	—	20	20
Restructuring and impairment charges	(46)	(50)	(9)	(37)	(17)	(3)	(26)	(188)
Acquisition and divestiture-related charges	(9)	(1)	—	—	—	(5)	—	(15)
Impairment and other charges	—	(556)	(4)	(135)	—	—	—	(695)
Product recall-related impact	(1)	—	—	—	—	—	—	(1)
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$3,085	$3,658	$573	$1,608	$1,263	$524	$754	$11,465

Reported Impairment of Intangible Assets, GAAP measure	$9	$—	$—	$—	$—	$—	$—	$9
Impairment and other charges	(9)	—	—	—	—	—	—	(9)
Core Impairment of Intangible Assets, non-GAAP measure (a)	$—	$—	$—	$—	$—	$—	$—	$—
									Operating Margin
Reported Operating Profit, GAAP measure	$1,817	$(109)	$241	$462	$616	$(30)	$(747)	$2,250	8.1%
Mark-to-market net impact	—	—	—	—	—	—	(33)	(33)	(0.1)
Restructuring and impairment charges	114	95	9	41	17	3	26	305	1.1
Acquisition and divestiture-related charges	9	1	—	—	—	5	—	15	0.1
Impairment and other charges	9	556	4	135	—	—	—	704	2.5
Indirect tax impact	—	—	218	—	—	—	—	218	0.8
Product recall-related impact	3	—	—	—	—	—	—	3	—
Core Operating Profit, non-GAAP measure (a)	$1,952	$543	$472	$638	$633	$(22)	$(754)	$3,462	12.5%
(a) A financial measure that is not in accordance with GAAP. See pages A-5 through A-7 for further discussion.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment (continued)
Year Ended December 27, 2025
(dollars in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$10,789	$12,969	$1,529	$10,444	$4,482	$2,850	$3	$43,066
Mark-to-market net impact	—	—	—	—	—	—	(3)	(3)
Restructuring and impairment charges	(221)	(6)	—	(7)	(2)	—	—	(236)
Acquisition and divestiture-related charges	(4)	(53)	—	—	—	—	—	(57)
Core Cost of Sales, non-GAAP measure (a)	$10,564	$12,910	$1,529	$10,437	$4,480	$2,850	$—	$42,770
									Gross Margin
Reported Gross Profit, GAAP measure	$16,739	$15,228	$3,468	$7,581	$6,067	$1,779	$(3)	$50,859	54.1%
Mark-to-market net impact	—	—	—	—	—	—	3	3	—
Restructuring and impairment charges	221	6	—	7	2	—	—	236	0.3
Acquisition and divestiture-related charges	4	53	—	—	—	—	—	57	0.1
Core Gross Profit, non-GAAP measure (a)	$16,964	$15,287	$3,468	$7,588	$6,069	$1,779	$—	$51,155	54.5%

Reported Selling, General and Administrative Expenses, GAAP measure	$10,566	$12,550	$1,626	$5,224	$4,057	$1,330	$2,015	$37,368
Mark-to-market net impact	—	—	—	—	—	—	4	4
Restructuring and impairment charges	(123)	(275)	(14)	(188)	(50)	(12)	(66)	(728)
Acquisition and divestiture-related charges	(24)	(319)	—	—	—	(3)	—	(346)
Impairment and other charges/credits	—	16	—	(19)	—	—	—	(3)
Indirect tax impact	—	—	—	—	(82)	—	—	(82)
Pension and retiree medical-related impact	—	30	—	—	—	—	—	30
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$10,419	$12,002	$1,612	$5,017	$3,925	$1,315	$1,953	$36,243

Reported Impairment of Intangible Assets, GAAP measure	$—	$1,589	$73	$251	$—	$80	$—	$1,993
Acquisition and divestiture-related charges	—	(50)	—	—	—	—	—	(50)
Impairment and other charges/credits	—	(1,539)	(73)	(251)	—	(80)	—	(1,943)
Core Impairment of Intangible Assets, non-GAAP measure (a)	$—	$—	$—	$—	$—	$—	$—	$—
									Operating Margin
Reported Operating Profit, GAAP measure	$6,173	$1,089	$1,769	$2,106	$2,010	$369	$(2,018)	$11,498	12.2%
Mark-to-market net impact	—	—	—	—	—	—	(1)	(1)	—
Restructuring and impairment charges	344	281	14	195	52	12	66	964	1.0
Acquisition and divestiture-related charges	28	422	—	—	—	3	—	453	0.5
Impairment and other charges/credits	—	1,523	73	270	—	80	—	1,946	2.1
Indirect tax impact	—	—	—	—	82	—	—	82	0.1
Pension and retiree medical-related impact	—	(30)	—	—	—	—	—	(30)	—
Core Operating Profit, non-GAAP measure (a)	6,545	3,285	1,856	2,571	2,144	464	(1,953)	14,912	15.9%
Impact of foreign exchange translation (b)	7	4	9	(104)	117	3	—	36
Core Constant Currency Operating Profit, non-GAAP measure (a)	$6,552	$3,289	$1,865	$2,467	$2,261	$467	$(1,953)	$14,948

Reported Operating Profit % Change, GAAP measure	(7)	(53)	21	7	(2)	(2)	6	(11)
Core Operating Profit % Change, non-GAAP measure (a)	(6)	6	9	15	2	19	7	1.5
Core Constant Currency Operating Profit % Change, non-GAAP measure (a)	(6)	6	9	10	8	20	7	2
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-7 for further discussion.
(b)Represents the adjustment needed to reflect translation of operating profit using prior-year period foreign currency exchange rates.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment (continued)
Year Ended December 28, 2024
(dollars in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$10,495	$12,749	$1,700	$9,646	$4,423	$2,757	$(26)	$41,744
Mark-to-market net impact	—	—	—	—	—	—	26	26
Restructuring and impairment charges	(74)	(48)	—	(7)	(3)	(1)	—	(133)
Indirect tax impact	—	—	(218)	—	—	—	—	(218)
Product recall-related impact	(176)	—	—	—	—	—	—	(176)
Core Cost of Sales, non-GAAP measure (a)	$10,245	$12,701	$1,482	$9,639	$4,420	$2,756	$—	$41,243
									Gross Margin
Reported Gross Profit, GAAP measure	$16,936	$15,020	$3,179	$7,012	$6,145	$1,792	$26	$50,110	54.6%
Mark-to-market net impact	—	—	—	—	—	—	(26)	(26)	—
Restructuring and impairment charges	74	48	—	7	3	1	—	133	0.1
Indirect tax impact	—	—	218	—	—	—	—	218	0.2
Product recall-related impact	176	—	—	—	—	—	—	176	0.2
Core Gross Profit, non-GAAP measure (a)	$17,186	$15,068	$3,397	$7,019	$6,148	$1,793	$—	$50,611	55.1%

Reported Selling, General and Administrative Expenses, GAAP measure	$10,308	$12,718	$1,703	$5,031	$4,093	$1,415	$1,922	$37,190
Mark-to-market net impact	—	—	—	—	—	—	(1)	(1)
Restructuring and impairment charges	(87)	(190)	(10)	(109)	(46)	(8)	(101)	(551)
Acquisition and divestiture-related charges	(9)	(8)	—	—	—	(5)	—	(22)
Impairment and other charges	—	(556)	(4)	(135)	—	—	—	(695)
Product recall-related impact	(8)	—	—	—	—	—	—	(8)
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$10,204	$11,964	$1,689	$4,787	$4,047	$1,402	$1,820	$35,913

Reported Impairment of Intangible Assets, GAAP measure	$9	$—	$14	$10	$—	$—	$—	$33
Restructuring and impairment charges	—	—	(14)	—	—	—	—	(14)
Impairment and other charges	(9)	—	—	(10)	—	—	—	(19)
Core Impairment of Intangible Assets, non-GAAP measure (a)	$—	$—	$—	$—	$—	$—	$—	$—
									Operating Margin
Reported Operating Profit, GAAP measure	$6,619	$2,302	$1,462	$1,971	$2,052	$377	$(1,896)	$12,887	14.0%
Mark-to-market net impact	—	—	—	—	—	—	(25)	(25)	—
Restructuring and impairment charges	161	238	24	116	49	9	101	698	0.8
Acquisition and divestiture-related charges	9	8	—	—	—	5	—	22	—
Impairment and other charges	9	556	4	145	—	—	—	714	0.8
Indirect tax impact	—	—	218	—	—	—	—	218	0.2
Product recall-related impact	184	—	—	—	—	—	—	184	0.2
Core Operating Profit, non-GAAP measure (a)	$6,982	$3,104	$1,708	$2,232	$2,101	$391	$(1,820)	$14,698	16.0%
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-7 for further discussion.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
Quarter Ended December 27, 2025 and December 28, 2024
(in millions, except per share amounts, unaudited)

	Quarter Ended 12/27/2025
	Other pension and retiree medical benefits (expense)/income	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$(224)	$445	$2,540	$1.85	14.8%
Items Affecting Comparability
Mark-to-market net impact	—	2	5	—	—
Restructuring and impairment charges	6	91	325	0.24	0.5
Acquisition and divestiture-related charges	—	34	111	0.08	0.3
Impairment and other charges/credits (c)	—	34	(48)	(0.04)	1.2
Indirect and income tax impact (d)	—	18	(18)	(0.01)	0.6
Pension and retiree medical-related impact	267	51	186	0.14	0.3
Core, non-GAAP measure (e)	$49	$675	$3,101	$2.26	17.8%

	Quarter Ended 12/28/2024
	Other pension and retiree medical benefits (expense)/income	(Benefit from)/Provision for income taxes(a)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$(177)	$275	$11	$1,523	$1.11	15.2%
Items Affecting Comparability
Mark-to-market net impact	—	(8)	—	(25)	(0.02)	(0.1)
Restructuring and impairment charges	7	74	(1)	239	0.17	1.0
Acquisition and divestiture-related charges	—	2	—	13	0.01	—
Impairment and other charges	—	182	—	522	0.38	3.2
Indirect and income tax impact	—	—	—	218	0.16	(2.1)
Product recall-related impact	—	1	—	2	—	—
Pension and retiree medical-related impact	259	58	—	201	0.15	0.7
Core, non-GAAP measure (e)	$89	$584	$10	$2,693	$1.96	17.8%
(a)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(b)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate as applicable to the items affecting comparability.
(c)Provision for income taxes reflects a tax benefit related to the prior-year impairment of our investment in TBG.
(d)Provision for income taxes reflects a tax benefit from a previously recognized indirect tax audit settlement in our LatAm Foods segment.
(e)A financial measure that is not in accordance with GAAP. See pages A-5 through A-7 for further discussion.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items (continued)
Year Ended December 27, 2025 and December 28, 2024
(in millions, except per share amounts, unaudited)

	Year Ended 12/27/2025
	Other pension and retiree medical benefits (expense)/income	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$(133)	$1,949	$8,240	$6.00	19.0%
Items Affecting Comparability
Mark-to-market net impact	—	—	(1)	—	—
Restructuring and impairment charges	19	191	792	0.58	—
Acquisition and divestiture-related charges	—	106	347	0.25	0.2
Impairment and other charges	—	455	1,491	1.09	0.7
Indirect and income tax impact (c)	—	(29)	111	0.08	(0.4)
Pension and retiree medical-related impact	279	53	196	0.14	0.1
Core, non-GAAP measure (d)	$165	$2,725	$11,176	$8.14	19.5%

	Year Ended 12/28/2024
	Other pension and retiree medical benefits (expense)/income	(Benefit from)/Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$(22)	$2,320	$9,578	$6.95	19.4%
Items Affecting Comparability
Mark-to-market net impact	—	(6)	(19)	(0.01)	—
Restructuring and impairment charges	29	164	563	0.41	0.2
Acquisition and divestiture-related charges	—	4	18	0.01	—
Impairment and other charges	—	184	530	0.38	0.4
Indirect and income tax impact	—	—	218	0.16	(0.4)
Product recall-related impact	3	44	143	0.10	0.1
Pension and retiree medical-related impact	276	61	215	0.16	0.1
Core, non-GAAP measure (d)	$286	$2,771	$11,246	$8.16	19.7%

(a)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(b)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate as applicable to the items affecting comparability.
(c)Provision for income taxes includes the impact of an income tax audit settlement in our LatAm Foods segment.
(d)A financial measure that is not in accordance with GAAP. See pages A-5 through A-7 for further discussion.

Note – Amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2026 guidance and outlook, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled workforce or effectively manage changes in our workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including increased commodity, packaging, transportation, labor and other input costs; political, social or geopolitical conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; changes in tariffs and global trade relations; future cyber incidents and other disruptions to our information systems; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change and other sustainability matters; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives or organizational restructurings; deterioration in estimates and underlying assumptions regarding future performance of our business or investments that can result in impairment charges; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.